Exhibit 99.1

NEWS RELEASE

CONTACT:	Gary S. Maier
Maier & Company, Inc.
(310) 442-9852

MOTORCAR PARTS OF AMERICA REPORTS FISCAL 2011
 FOURTH QUARTER AND YEAR-END RESULTS

--Net Income Up 26.7 Percent For Fiscal Year--

LOS ANGELES, CA – June 13, 2011 – Motorcar Parts of America, Inc.

(Nasdaq: MPAA) today reported strong results for its fiscal 2011 fourth quarter and year ended March 31, 2011.

Net sales for the fiscal 2011 fourth quarter increased 10.8 percent to $42.8 million from $38.6 million for the same period last year.  Net income for the fiscal 2011 fourth quarter was $2.4 million, or $0.19 per diluted share, compared with $2.9 million, or $0.24 per diluted share, for the comparable period a year earlier.

Net income for the fourth quarter was impacted by costs related to the company’s Fenco acquisition of approximately $1.0 million, or $0.05 per diluted share, including $879,000 of professional fees. Additionally, as a result of the decrease in the domestic effective tax rate, the company revalued the deferred tax assets to reflect the lower value of deductions taken for book purposes, but not yet allowed for tax purposes. The change in the deferred tax rate resulted in a reduction of the net deferred tax assets and increased the charge to income tax expense of $558,000, or $0.04 per diluted share.  Net income before acquisition costs and the higher income tax expense for the fourth quarter was $0.28 per diluted share.

Gross profit for the fiscal 2011 fourth quarter was $14.0 million compared with $12.5 million for the same period a year ago.  Gross profit as a percentage of net sales for the fiscal 2011 fourth quarter was 32.7 percent compared with 32.3 percent in the same quarter a year ago.

Operating income for the fiscal 2011 fourth quarter increased 22.3 percent to $5.9 million from $4.8 million a year earlier.

Net sales for the full fiscal year increased 9.6 percent to $161.3 million from $147.2 million in fiscal 2010.  Net income for fiscal 2011 increased 26.7 percent to $12.2 million, or $0.99 per diluted share, from $9.6 million, or $0.80 per diluted share, a year earlier.

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Net income for the full year was impacted by costs related to the company’s Fenco acquisition of approximately $1.0 million, or $0.05 per diluted share, including $879,000 of professional fees.  Net income before acquisition costs was $1.04 per diluted share.

Gross profit for fiscal 2011 was $51.4 million compared with $41.3 million in fiscal 2010.  Gross profit as a percentage of net sales for the same period was 31.9 percent compared with 28.1 percent a year earlier.

Operating income for the full fiscal year increased 38.7 percent to $25.4 million from $18.3 million in fiscal 2010.

“The company’s strong results for the year underscore the success of our offshore business model in rotating electrical.  We look forward to applying this model to the multiple product lines we acquired from Fenco,” said Selwyn Joffe, chairman, president and chief executive officer of Motorcar Parts.

He noted the company expects to file an amended 8-K/A with pro-forma financial information for the combined companies by mid-July.

Teleconference and Web Cast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations for fiscal year 2011. The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (877) 776-4016 (domestic) or (973) 638-3231 (international).  The call will be archived for seven days on Motorcar Parts of America’s website.  A telephone playback of the conference call will also be available from 1:00 p.m. Pacific time today through 8:59 p.m. Pacific time on Sunday, June 19, 2011 by calling
 (800) 642-1687 (domestic) or (706) 645-9291 (international) and using access code: 73977334.

About Motorcar Parts of America

Motorcar Parts of America, Inc. is a remanufacturer of alternators and starters utilized in imported and domestic passenger vehicles, light trucks and heavy duty applications. Through its wholly owned subsidiary Fenco Automotive Products, the company also offers a broad line of under-the-car products – including brake, steering and clutch components.  Motorcar Parts of America’s products are sold to automotive retail outlets and the professional repair market throughout the United States and Canada, with remanufacturing facilities located in California, Mexico, Malaysia, and administrative offices located in California, Tennessee, Mexico, Canada, Singapore and Malaysia. Additional information is available at www.motorcarparts.com.

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The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors.  Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2011 and in its Forms 10-Q filed with the SEC  for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Income

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2011	2010	2011	2010
	(Unaudited)

Net sales	$42,786,000	$38,616,000	$161,285,000	$147,225,000
Cost of goods sold	28,804,000	26,153,000	109,903,000	105,898,000
Gross profit	13,982,000	12,463,000	51,382,000	41,327,000
Operating expenses:
General and administrative	5,054,000	5,614,000	17,033,000	15,389,000
Sales and marketing	1,798,000	1,664,000	6,537,000	6,019,000
Research and development	396,000	398,000	1,549,000	1,421,000
Acquisition costs	879,000	-	879,000	191,000
Total operating expenses	8,127,000	7,676,000	25,998,000	23,020,000
Operating income	5,855,000	4,787,000	25,384,000	18,307,000
Other expense (income):
Gain on acquisition	-	-	-	(1,331,000)
Interest expense	1,199,000	964,000	5,595,000	4,710,000
Interest income	(144,000)	-	(240,000)	-
Income before income tax expense	4,800,000	3,823,000	20,029,000	14,928,000
Income tax expense	2,362,000	952,000	7,809,000	5,282,000
Net income	$2,438,000	$2,871,000	$12,220,000	$9,646,000
Basic net income per share	$0.20	$0.24	$1.01	$0.80
Diluted net income per share	$0.19	$0.24	$0.99	$0.80
Weighted average number of shares outstanding:
Basic	12,054,254	12,023,688	12,042,428	11,988,692
Diluted	12,583,726	12,156,354	12,334,331	12,116,615

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
March 31,

	2011	2010
ASSETS
Current assets:
Cash	$2,477,000	$1,210,000
Short-term investments	304,000	451,000
Accounts receivable — net	10,635,000	5,553,000
Inventory— net	29,733,000	31,547,000
Inventory unreturned	5,031,000	3,924,000
Deferred income taxes	5,658,000	8,391,000
Prepaid expenses and other current assets	6,299,000	2,735,000
Total current assets	60,137,000	53,811,000
Plant and equipment — net	11,663,000	12,693,000
Long-term core inventory — net	80,558,000	67,957,000
Long-term core inventory deposit	25,984,000	25,768,000
Long-term deferred income taxes	1,346,000	951,000
Long-term note receivable	4,863,000	-
Intangible assets — net	5,530,000	6,304,000
Other assets	1,784,000	1,549,000
TOTAL ASSETS	$191,865,000	$169,033,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$38,973,000	$31,603,000
Accrued liabilities	2,181,000	1,863,000
Accrued salaries and wages	3,993,000	3,590,000
Accrued workers’ compensation claims	1,144,000	1,574,000
Customer finished goods returns accrual	9,161,000	7,454,000
Income tax payable	322,000	678,000
Deferred income taxes	136,000	-
Other current liabilities	460,000	697,000
Current portion of term loan	2,000,000	2,000,000
Current portion of capital lease obligations	372,000	953,000
Total current liabilities	58,742,000	50,412,000
Term loan, less current portion	5,500,000	7,500,000
Deferred core revenue	8,729,000	6,061,000
Other liabilities	1,255,000	995,000
Capital lease obligations, less current portion	462,000	445,000
Total liabilities	74,688,000	65,413,000
Commitments and contingencies
Shareholders' equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 20,000,000 shares authorized; 12,078,271 and 12,026,021 shares issued; 12,063,871 and 12,026,021 outstanding at March 31, 2011 and 2010, respectively	121,000	120,000
Treasury stock, at cost, 14,400 shares of common stock at March 31, 2011 and none at March 31, 2010	(89,000)	-
Additional paid-in capital	93,140,000	92,792,000
Additional paid-in capital-warrant	1,879,000	1,879,000
Accumulated other comprehensive loss	(349,000)	(1,426,000)
Retained earnings	22,475,000	10,255,000
Total shareholders' equity	117,177,000	103,620,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$191,865,000	$169,033,000